UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2016

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue,
Suite 105, Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 6, 2016, InnSuites Hospitality Trust (the “Trust”) and IBC Hotels, LLC (“IBC”), a wholly owned subsidiary of the Trust (collectively known as the “Buyers”), entered into an Asset Purchase Agreement (“APA”) with Vacation Technologies International, Inc., a Texas Corporation (“Seller” or “IVH”) to purchase tangible and intangible assets excluding cash, receivables, prepaid bookings/expenses, accrued expenses, and an automobile. Assets purchased primarily consist of hotel revenue booking contracts, websites and other key business intangible assets. The Buyers paid a total of $1.0 million of consideration to the Seller consisting of $800,000 cash and $200,000 of IHT Shares of Beneficial Interest based on the average closing price of such securities on the NYSE MKT for the 30 calendar days immediately preceding the closing date of January 8, 2016.

On January 8, 2016, the Buyers jointly entered into a $400,000 business loan with Laurence Holdings Limited, a Ontario, Canada Corporation with a maturity date of February 1, 2019 memorialized on the Security Agreement and Promissory Note (“Agreement”). The agreement requires the funds be used for the purchase of IVH assets. The agreement provides interest only payments for the first 3 months of the term and principle and interest payments for the remaining portion of the loan. The agreement sets an interest rate of 8% with no prepayment penalty.

The IHT Board of Trustees (“Board”) approved the purchase of IVH assets and obtaining a loan with Laurence Holdings Limited thru their Consent Action dated December 22, 2015.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the APA which is filed as Exhibit 10.1 and Security Agreement and Promissory Note which are filed as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 8, 2016, the final transaction provided for in the foregoing description of Item 1.01 to this Current Report on Form 8-K between the Buyers and Seller were consummated. Pursuant to the APA, the Buyers acquired the tangible and intangible assets primarily consisting of hotel revenue booking contracts, websites and other key business intangible assets of the Seller for a total consideration of $1.0 million consisting of $800,000 cash and $200,000 of IHT Shares of Beneficial Interest based on the average closing price of such securities on the NYSE MKT for the 30 calendar days immediately preceding the closing date of January 8, 2016.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the APA which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Assets Purchase Agreement between the Buyers and Seller, dated as of January 6, 2016.

10.2	Security Agreement and Promissory Note between the Buyers and Laurence Holdings Limited, dated as of January 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

	By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: January 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Assets Purchase Agreement between the Buyers and Seller, dated as of January 6, 2016.
10.2	Security Agreement and Promissory Note between the Buyers and Laurence Holdings Limited, dated as of January 8, 2016.